Exhibit 99.1

3600 Glenwood Ave., Ste. 104 Raleigh, NC 27612
TRIANGLE CAPITAL CORPORATION REPORTS FIRST QUARTER
2008 RESULTS, INCREASES DIVIDEND TO $0.31 PER SHARE, AND
ANNOUNCES OVER $31.0 MILLION OF NEW INVESTMENTS
RALEIGH, NC – May 7, 2008, Triangle Capital Corporation (NASDAQ: TCAP) (“Triangle” or the “Company”), a leading specialty finance company that provides customized financing solutions to lower middle market companies located throughout the United States, today announced its results for the first quarter of 2008 and announced a quarterly dividend of $0.31 per share, representing a 106.7% increase over the Company’s dividend during the same period in 2007.
In describing the Company’s performance, Garland S. Tucker, III, President and CEO, stated, “Triangle is off to a great start in 2008. With $14.1 million of new investments during March and over $31.0 million of new investments already in the second quarter, our investment pace is significantly ahead of schedule and evidences the attractive opportunities we continue to see in our target market. In addition to our investing activity, we are pleased to report our fifth consecutive quarterly dividend increase since our IPO.”
First Quarter 2008 Results
Total investment income during the first quarter of 2008 was $3.9 million, compared to total investment income of $2.1 million for the first quarter of 2007, representing an increase of 82.9%. The Company’s increase in investment income is primarily attributed to an increase in portfolio interest from March 31, 2007 to March 31, 2008.
Net investment income during the first quarter of 2008 was $1.9 million, compared to net investment income of $0.8 million for the first quarter of 2007, representing an increase of 137.8%. Net investment income per share during the first quarter of 2008 was $0.28 compared to $0.12 during the first quarter of 2007. The Company’s increase in net investment income during the first quarter of 2008 was the result of a $1.8 million increase in total investment income offset by a $0.6 million increase in expenses, primarily associated with the addition of personnel and costs associated with operating a public company.
The Company’s net increase in net assets resulting from operations was $0.8 million during the first quarter of 2008, as compared to $1.1 million during the first quarter of 2007. The Company’s net increase in net assets resulting from operations was $0.11 per share during the first quarter of 2008 as compared to $0.16 per share during the first quarter of 2007.
The Company recorded no realized gains or losses on investments in the three months ended March 31, 2008. For the three months ended March 31, 2007, net realized loss on investments was $1.5 million which related to a realized loss on one investment. In the three months ended March 31, 2008, the Company recorded net unrealized depreciation of investments in the amount of $1.0 million, comprised of unrealized gains on seven investments totaling $0.7 million and unrealized losses on nine investments totaling $1.7 million. During the three months ended March 31, 2007, the Company recorded net unrealized appreciation of investments in the amount of $1.7 million, comprised primarily of an unrealized gain reclassification adjustment of approximately $1.5 million related to the realized loss noted above. In addition, in the three months ended March 31, 2007, Triangle recorded unrealized gains on eleven other investments totaling $0.9 million and unrealized losses on five investments totaling $0.6 million.
The Company’s net asset value per share at March 31, 2008, was $13.85 as compared to the Company’s net asset value per share at March 31, 2007, of $13.57. As of March 31, 2008, the Company’s weighted average yield on all of its outstanding debt investments was approximately 13.7%.
Dividend Information
Triangle’s board of directors has declared a cash dividend of $0.31 per share. The dividend will be payable as follows:
Record Date: June 5, 2008
Payment Date: June 26, 2008
Commenting on the Company’s dividend, Steven C. Lilly, Chief Financial Officer stated, “Our dividend of $0.31 per share equates to an annualized dividend yield of 11.2% based on today’s closing price. Our existing dividend yield, coupled with the more than $40.0 million of net new investments we have made during 2008, provide substantial visibility toward future dividend growth.”
Triangle has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not opted out of the DRIP will have their cash dividends automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash dividends.
When the Company declares and pays dividends, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”).  At each year end, the Company is required for tax purposes to determine the dividend allocation based on tax accounting principles.  Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes.
Recent Portfolio Investments
During the first quarter of 2008, as previously announced, the Company made investments totaling $14.1 million consisting of $1.2 million in senior debt, $11.6 million in subordinated debt, and $1.3 million in equity. Since March 31, 2008, the Company has made investments totaling $31.1 million, of which $29.7 million was subordinated debt and $1.4 million was convertible debt. Also subsequent to quarter end, Triangle received a $3.8 million loan repayment of a subordinated debt investment.
New investments and repayments since December 31, 2007 are summarized as follows:

On March 6, 2008, Triangle closed a $5.5 million investment in AssetPoint, LLC (“AssetPoint”) consisting of $4.3 million in subordinated debt, $0.5 million in equity, and a commitment to fund additional subordinated debt of $0.7 million, which was funded on April 23, 2008. AssetPoint, headquartered in Greenville, South Carolina, has been a pioneer in delivering integrated enterprise asset management and computerized maintenance management software and services that improve profitability and productivity for the process and manufacturing industries.
On March 7, 2008, the Company closed a $4.3 million investment in Electronic Systems Protection, Inc. (“ESP”) comprised of $1.0 million in senior debt, $3.0 million in subordinated debt, and $0.3 million in equity. ESP, headquartered in Zebulon, NC, is one of the leading manufacturers of power protection technology for the office technology industry.
On March 31, 2008, Triangle made a $4.7 million investment in TrustHouse Services Group, Inc. (“TrustHouse”). The investment consisted of $4.2 million in subordinated debt and $0.5 million in equity. TrustHouse provides outsourced food management services to educational institutions, healthcare facilities and businesses primarily in the Northeast, Mid-Atlantic and Midwestern regions of the U.S.
On April 17, 2008, the Company received a principal repayment of a subordinated debt investment in Flint Acquisition Corporation (“Flint”) of $3.8 million. Triangle received a prepayment fee, and continues to own $1.1 million of equity in Flint at fair value as of March 31, 2008.
On April 25, 2008, the Company invested $9.4 million in Jenkins Restoration, Inc. (“Jenkins”) consisting of $8.0 million in subordinated debt and $1.4 million in convertible debt. Jenkins, headquartered in Sterling, Virginia, is a provider of insurance restoration services, focusing on reconstruction and repair of damage to residential and commercial buildings caused by fire, wind, storm, vandalism, or burglary.
On April 29, 2008, the Company made an $8.0 million subordinated debt investment in American De-Rosa Lamparts, LLC (“ADL”). ADL headquartered in Commerce, California, markets a wide variety of lighting products, including fixtures, bulbs, electrical components, glass, and hardware, to maintenance and repair organizations, lighting wholesalers, retailers, and original equipment manufacturers.
On April 30, 2008, Triangle invested $13.0 million in subordinated debt in Yellowstone Landscape Group, Inc. (“Yellowstone”). Yellowstone, headquartered in Dallas, Texas, is a full-service lawn care provider focused primarily on the commercial market with services including lawn and landscape maintenance, construction/installation, irrigation, turf management, and tree care throughout Texas and the Southeast.
Important Disclosures Relating to Financial Statement Presentation
Certain financial data for prior periods, including data for the three months ended March 31, 2007, are included in this press release. In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”), the Company’s results of operations for the three months ended March 31, 2007, are presented as if the Company’s initial public offering and related formation transactions had occurred as of January 1, 2007.

About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) is a specialty finance company organized to provide customized financing solutions to lower middle market companies located throughout the United States. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. Triangle typically invests $5.0 — $15.0 million per transaction in companies with annual revenues between $20.0 and $75.0 million and EBITDA between $2.0 and $10.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state laws and regulations. Triangle intends to elect to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
Contacts
Sheri B. Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com
Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	March 31,	December 31,
	2008	2007
	(Unaudited)
Assets
Investments at fair value:
Non–Control / Non–Affiliate investments (cost of $78,569,772 and $66,819,386 at March 31, 2008 and December 31, 2007, respectively)	$79,704,224	$69,078,281
Affiliate investments (cost of $29,431,381 and $24,487,895 at March 31, 2008 and December 31, 2007, respectively)	29,866,379	25,041,093
Control investments (cost of $13,430,867 and $15,910,498 at March 31, 2008 and December 31, 2007, respectively)	17,821,613	20,254,844

Total investments at fair value	127,392,216	114,374,218
Deferred loan origination revenue	(1,571,822)	(1,368,603)
Cash and cash equivalents	15,611,011	21,787,750
Interest and fees receivable	404,084	305,159
Prepaid expenses and other current assets	177,962	47,477
Deferred financing fees	1,752,488	999,159
Property and equipment, net	32,916	34,166

Total assets	$143,798,855	$136,179,326

Liabilities
Accounts payable and accrued liabilities	$643,633	$1,144,222
Interest payable	185,999	698,735
Dividends payable	—	2,041,159
Income taxes payable	95,580	52,598
Deferred income taxes	1,585,899	1,760,259
SBA guaranteed debentures payable	47,050,000	37,010,000

Total liabilities	49,561,111	42,706,973

Net Assets
Common stock, $0.001 par value per share (150,000,000 shares authorized, 6,803,863 shares issued and outstanding as of March 31, 2008 and December 31, 2007)	6,804	6,804
Additional paid-in capital	86,949,189	86,949,189
Investment income in excess of distributions	3,526,071	1,738,797
Accumulated realized losses on investments	(618,620)	(618,620)
Net unrealized appreciation of investments	4,374,300	5,396,183

Total net assets	94,237,744	93,472,353

Total liabilities and net assets	$143,798,855	$136,179,326

Net asset value per share	$13.85	$13.74

TRIANGLE CAPITAL CORPORATION
Unaudited Statements of Operations

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	March 31, 2007
	(Consolidated)	(Combined)

Investment income:
Loan interest, fee and dividend income:
Non–Control / Non–Affiliate investments	$1,921,769	$1,155,622
Affiliate investments	748,766	274,614
Control investments	487,434	75,718

Total loan interest, fee and dividend income	3,157,969	1,505,954

Paid–in–kind interest income:
Non–Control / Non–Affiliate investments	296,636	174,796
Affiliate investments	142,552	29,250
Control investments	129,395	42,948

Total paid–in–kind interest income	568,583	246,994

Interest income from cash and cash equivalent investments	137,432	359,168

Total investment income	3,863,984	2,112,116

Expenses:
Interest expense	561,815	499,691
Amortization of deferred financing fees	40,141	27,108
Management fees	—	232,423
General and administrative expenses	1,348,333	548,164

Total expenses	1,950,289	1,307,386

Net investment income	1,913,695	804,730

Net realized loss on investment – Non Control / Non–Affiliate	—	(1,464,224)
Net unrealized appreciation (depreciation) of investments	(1,021,883)	1,725,329

Total net gain (loss) on investments before income taxes	(1,021,883)	261,105
Income tax expense	126,421	—

Net increase in net assets resulting from operations	$765,391	$1,065,835

Net investment income per share – basic and diluted	$0.28	$0.12

Net increase in net assets resulting from operations per share – basic and diluted	$0.11	$0.16

Weighted average number of shares outstanding – basic and diluted	6,803,863	6,686,760

TRIANGLE CAPITAL CORPORATION
Unaudited Statements of Cash Flows

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2008	2007
	(Consolidated)	(Combined)

Cash flows from operating activities:
Net increase in net assets resulting from operations	$765,391	$1,065,835
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(14,123,791)	(63,602)
Repayments received/sales of portfolio investments	475,404	1,424,112
Loan origination and other fees received	403,889	27,500
Net realized loss on investments	—	1,464,224
Net unrealized depreciation (appreciation) of investments	1,196,243	(1,725,329)
Deferred income taxes	(174,360)	—
Paid–in–kind interest accrued, net of payments received	(541,434)	(142,908)
Amortization of deferred financing fees	40,141	27,108
Recognition of loan origination and other fees	(200,670)	(47,057)
Accretion of loan discounts	(24,420)	(51,953)
Depreciation expense	3,265	358
Changes in operating assets and liabilities:
Interest and fees receivable	(98,925)	(46,782)
Prepaid expenses	(130,485)	(70,892)
Accounts payable and accrued liabilities	(500,589)	(234,839)
Interest payable	(512,736)	(449,456)
Income taxes payable	42,982
Receivable from / payable to Triangle Capital Partners, LLC	—	(48,687)

Net cash provided by (used in) operating activities	(13,380,095)	1,127,632

Cash flows from investing activities:
Purchases of property and equipment	(2,015)	(12,905)

Net cash used in investing activities	(2,015)	(12,905)

Cash flows from financing activities:
Borrowings under SBA guaranteed debentures payable	10,040,000	4,000,000
Financing fees paid	(793,470)	(97,000)
Proceeds from initial public offering, net of expenses	—	64,728,037
Change in deferred offering costs	—	1,020,646
Cash dividends paid	(2,041,159)	—
Tax distribution to partners	—	(531,566)

Net cash provided by financing activities	7,205,371	69,120,117

Net increase (decrease) in cash and cash equivalents	(6,176,739)	70,234,844
Cash and cash equivalents, beginning of period	21,787,750	2,556,502

Cash and cash equivalents, end of period	$15,611,011	$72,791,346

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,074,552	$949,148

Summary of non-cash financing transactions:
Accrued tax distribution to partners	$—	$220,047